UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 22, 2021

Clever Leaves Holdings Inc.
(Exact name of registrant as specified in its charter)

British Columbia, Canada	001-39820	Not Applicable
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

489 Fifth Avenue, 27th Floor New York, New York	10017
(Address of principal executive offices)	(Zip Code)

(646) 880-4382
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common shares without par value	CLVR	The Nasdaq Stock Market LLC
Warrants, each warrant exercisable for one common share at an exercise price of $11.50	CLVRW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Clever Leaves Holdings Inc. (the “Company”) appointed Henry R. Hague, III as its Chief Financial Officer effective as of February 22, 2021.

Mr. Hague, age 48, has extensive financial and accounting experience and for the past 14 years he has held the Chief Financial Officer position for companies across manufacturing, pharmaceutical, cannabis and medical technology industries. Prior to joining the Company, from July 2020 to February 2021, Mr. Hague served as the Chief Executive Officer for Aidance Scientific, a FDA registered manufacturer of branded and private label OTC topical medications. From October 2018 to June 2020, he served as the Chief Financial Officer for Abacus Health Products Inc., a manufacturer of topical OTC pain and skin condition products, which was acquired by Charlotte’s Web Holdings, Inc. in June 2020. Mr. Hague served as the Chief Financial Officer of Foster Corporation from 2009 to 2018, and also as Chief Operating Officer from 2014 to 2017 and as Executive Vice President of Sales from 2012 to 2014. Mr. Hague served as the Chief Financial Officer of Scott Brass, a portfolio company of Sun Capital Partners, from 2007 to 2009. Mr. Hague holds a Bachelor of Science degree in Finance from Bentley University.

There are no family relationships between Mr. Hague and any director, executive officer or person nominated or chosen by the Company to become a director or executive officer of the Company within the meaning of Item 401(d) of Regulation S-K.

On February 9, 2021, NS US Holdings, Inc., a subsidiary of the Company (“NS US Holdings”), entered into an employment agreement with Mr. Hague  with respect to his position as Chief Financial Officer (the “Employment Agreement”). The Employment Agreement provides for (i) an annual base salary of $250,000 (ii) eligibility for a discretionary, performance-based annual bonus equal to 40% of annual base salary (prorated for 2021 to take into account Mr. Hague’s partial year of employment), (iii) a restricted share unit (“RSU”) grant and two stock option grants, in each case with respect to common shares of the Company, and (iv) in the event Mr. Hague’s employment were to be terminated by NS US Holdings without Cause (as defined in the Employment Agreement), severance payments in the form of six months of salary continuation, payable in regular installments in accordance with NS US Holdings’ normal payroll practices.

Each equity award granted will be made under the 2020 Incentive Award Plan of the Company (the “2020 Plan”) and an applicable award agreement thereunder. The first equity award will be in the form of 60,000 RSUs. The second equity award will be in the form of a stock option to purchase 20,000 of the Company’s common shares with a per-share exercise price equal to the greater of (i) $10.00 and (ii) the Fair Market Value (as defined in the 2020 Plan) per share on the grant date. The third equity award will be in the form of a stock option to purchase 20,000 of the Company’s common shares with a per-share exercise price equal to the greater of (i) $12.50 and (ii) the Fair Market Value per share on the grant date. Each of the equity awards will vest in equal installments on the first four anniversaries of the grant date, subject to Mr. Hague’s continued employment in good standing with the Company or any of its subsidiaries through the applicable vesting date. The grant of the equity awards is conditioned upon (i) approval of equity awards by the compensation committee of the board of directors of the Company, and (ii) the filing of a registration statement on Form S-8 with respect to the 2020 Plan.

The foregoing description of the Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the Employment Agreement, which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Effective as of February 22, 2021, Amit Pandey, who served as the Interim Chief Financial Officer since December 2020, will no longer act in this capacity. Mr. Pandey will remain with the Company as Executive Vice President of Finance.

Item 7.01. Regulation FD Disclosure.

On February 22, 2021, the Company issued a press release regarding the appointment of Henry R. Hague, III as Chief Financial Officer of Company. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description
10.1	Employment Agreement, dated as of February 9, 2021, between NS US Holdings, Inc. and Henry R. Hague, III.

99.1	Press Release, dated as of February 22, 2021.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Clever Leaves Holdings Inc.

By:	/s/ David M. Kastin
	Name:	David M. Kastin
	Title:	General Counsel and Corporate Secretary

Date: February 22, 2021

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